CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Seahawk Deep Ocean Technology, Inc.

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated may 12, 1995, relating to the consolidated financial state-ments of Seahawk Deep Ocean Technology, Inc. We also consent to the reference to our firm under the caption Experts' in the prospectus.


                                  /S/ Giunta, Ferlita & Walsh, P.A.
                                  GIUNTA, FERLITA & WALSH, P.A.

                                  Tampa, Florida
                                  November 9, 1995